UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 3, 2000

                               ALLTEL CORPORATION
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             (Exact name of registrant as specified in its charter)



   Delaware                      1-4996                        34-0868285
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(State or other           (Commission File Number)          (I.R.S. Employer
 jurisdiction of                                             Identification No.)
 incorporation or
 organization)


 One Allied Drive, Little Rock, Arkansas                            72202
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code           (501) 905-8000
                                                   -----------------------------


                                 Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)

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     Item 2.  Acquisition or Disposition of Assets

         In its Current Report on Form 8-K dated January 31, 2000, ALLTEL Corporation ("ALLTEL" or the "Company") reported that ALLTEL, Bell Atlantic Corporation ("Bell Atlantic"), GTE Corporation ("GTE") and Vodafone Airtouch signed agreements to exchange wireless properties in 13 states. Upon the closing of the transactions, Bell Atlantic or GTE will transfer to ALLTEL interests in 27 wireless markets in Alabama, Arizona, Florida, Ohio, New Mexico, Texas and South Carolina, representing about 14 million POPs and more than 1.5 million wireless customers. ALLTEL will transfer to Bell Atlantic or GTE interests in 42 wireless markets in Illinois, Indiana, Iowa, Nevada, New York, and Pennsylvania, representing 6.3 million POPs and more than 700,000 customers. ALLTEL will also transfer certain of its minority investments in unconsolidated wireless properties, representing approximately 2.6 million POPs. In addition to the transfer of wireless assets, ALLTEL will also pay approximately $600 million in cash.

         On March 30, 2000, the Federal Communications Commission ("FCC") approved the exchange of wireless interests between ALLTEL and Bell Atlantic in Nevada, Iowa, Arizona, New Mexico and Texas. Subsequently, ALLTEL and Bell Atlantic completed the exchange of wireless assets in those states. As a result, on April 3, 2000, ALLTEL began operations in Phoenix, Tucson, Coconino, Flagstaff and Gila, Arizona; Albuquerque, New Mexico and El Paso, Texas, while Bell Atlantic began operations in Las Vegas, Lander and Mineral, Nevada; and Cedar Rapids, Iowa City, Waterloo, Cedar Falls, Dubuque and Jackson, Iowa.

         Consummation of the remaining transactions between ALLTEL, Bell Atlantic and GTE are subject to certain conditions, including the receipt of regulatory approval of the proposed Bell Atlantic and GTE merger and FCC approval of the exchange of wireless assets in the remaining states of Alabama, Florida, Illinois, Indiana, Ohio, Pennsylvania, New York and South Carolina. If all necessary regulatory approvals are received and the other contractual conditions satisfied, ALLTEL, Bell Atlantic and GTE expect to complete the remaining transactions by mid-2000.

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Not Applicable.

      (b)  The financial data filed herewith as part of this report as Exhibit
           99.1 includes unaudited pro forma summary information for ALLTEL after giving effect to the exchange of wireless assets with Bell Atlantic, assuming the exchange had been effective during the periods presented. The summary financial information is based on and should be read in conjunction with the consolidated financial statements and notes thereto of ALLTEL, which are incorporated by reference from ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1999. The pro forma information presented may not necessarily be indicative of the results of operations or the financial condition that would have been reported had the exchange been in effect during those periods or which may be reported in the future.

           ALLTEL estimates that it will realize a pretax gain for financial reporting purposes of approximately $725.6 million on the exchange with related tax effect of approximately $279.4 million. The net gain of $446.2 million will be offset by expenses of approximately $30.0 million related to the acquisition, including branding and signage costs, relocation and other expenses. In accordance with Regulation S-X Rule 11-02(5), the net gain and other acquisition-related charges were not reflected in the pro forma condensed income statement included in this filing.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 ALLTEL CORPORATION
                                   ---------------------------------------------
                                                   (Registrant)


                                          By:  /s/ Jeffery R. Gardner
                                 -----------------------------------------------
                                                   Jeffery R. Gardner
                                 Senior Vice President - Chief Financial Officer
                                           (Principal Financial Officer)
                                                 April 17, 2000









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                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                Description of Exhibits                        Page Number
------                -----------------------                        -----------

 99.1   Unaudited Pro Forma Financial Information                         5

        Unaudited Pro Forma Combined Condensed Balance Sheet
          as of December 31, 1999                                         6

        Unaudited Pro Forma Combined Condensed Statement of Income
          for the twelve months ended December 31, 1999                   7

        Notes to Unaudited Pro Forma Combined Condensed
          Financial Statements                                            8




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